                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       NATURAL RESOURCE DEVELOPMENT SECURTITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |      ERV               |
         T  = |    \  | -------------          |  - 1
              |     \ |       P                |
              |      \|                        |
              |_                              _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT


                                                                    (A)
       $1,000            ERV AS OF            NUMBER OF       AVERAGE ANNUAL
   INVESTED - P          28-Feb-97            YEARS - n       TOTAL RETURN - T
   ------------          ---------            ---------       ----------------

      29-Feb-96          $1,158.80                1                15.88%

      28-Feb-92          $1,865.80                5                13.29%

      28-Feb-87          $2,727.70               10                10.56%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |      EV                |
         t  = |    \  | -------------          |  - 1
              |     \ |       P                |
              |      \|                        |
              |_                              _|

                       EV
         TR  =     ----------     - 1
                        P


    t = AVERAGE ANNUAL TOTAL RETURN
        (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                                 (C)                                    (B)
        $1,000           EV AS OF              TOTAL              NUMBER OF       AVERAGE ANNUAL
   INVESTED - P          28-Feb-97           RETURN - TR          YEARS - n       TOTAL RETURN - t
   ------------          ---------           -----------          ---------       ----------------
      29-Feb-96          $1,208.80              20.88%                 1                20.88%

      28-Feb-92          $1,885.80              88.58%                 5                13.53%

      28-Feb-87          $2,727.70             172.77%                10                10.56%


(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


       $10,000         TOTAL          (D)   GROWTH OF         (E)   GROWTH OF          (F)   GROWTH OF
   INVESTED - P    RETURN - TR   $10,000 INVESTMENT - G    $50,000 INVESTMENT - G  $100,000 INVESTMENT - G
   ------------    -----------   ----------------------    ----------------------  -----------------------
      30-Mar-81       223.35              $32,335                 $161,675                $323,350